Exhibit 99

MASCO CORPORATION REPORTS FIRST QUARTER 2023 RESULTS

Highlights

•Sales decreased 10 percent to $1,979 million
•Operating profit was $315 million; adjusted operating profit was $312 million
•Earnings per share was $0.90 per share; adjusted earnings per share was $0.87 per share
•Repurchased 1.1 million shares for $56 million
•Continue to expect 2023 earnings per share in the range of $3.06 – $3.36 per share, and on an adjusted basis, $3.10 – $3.40 per share
•David Chaika appointed as Interim CFO, effective June 1, 2023

LIVONIA, Mich. (April 26, 2023) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its first quarter results.

2023 First Quarter Results

•On a reported basis, compared to first quarter 2022:
•Net sales decreased 10 percent to $1,979 million; in local currency, net sales decreased 9 percent
•In local currency, North American sales decreased 10 percent and international sales decreased 3 percent
•Gross margin increased 180 basis points to 33.8 percent from 32.0 percent
•Operating margin decreased 10 basis points to 15.9 percent from 16.0 percent
•Net income decreased to $0.90 per share, compared to $0.97 per share

•Compared to first quarter 2022, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24 percent, were as follows:
•Gross margin increased 150 basis points to 33.6 percent from 32.1 percent
•Operating margin decreased 40 basis points to 15.8 percent from 16.2 percent
•Net income decreased to $0.87 per share, compared to $0.97 per share

•Liquidity at the end of the first quarter was $1,300 million (including availability under revolving credit facility)
•Plumbing Products’ net sales decreased 10 percent; in local currency, sales decreased 8 percent
•Decorative Architectural Products’ net sales decreased 10 percent

“We are pleased with our strong execution in what remains a challenging macro environment,” said Masco President and CEO, Keith Allman. “In the first quarter we improved adjusted gross margin by 150 basis points with pricing actions and operational improvements offsetting lower volume. Additionally, we returned $121 million to shareholders through dividends and share repurchases during the quarter, showcasing the Company’s strong financial position and our Board’s continued confidence in Masco’s resilient business model.”

“While the headwinds we discussed last quarter continue, including softening demand trends, persistent inflation and tighter consumer spending, we have moved quickly to adjust our costs and successfully mitigated margin impact in the first quarter. We continue to expect adjusted earnings per share to be in the range of $3.10 to $3.40 per share for 2023. We remain confident in our strong business fundamentals and are committed to continued prudent investment in our market leading brands, service levels, and innovative products to best position Masco for long-term shareholder value creation,” concluded Allman.

Interim CFO Appointment

Masco also announced today that the Company’s Board of Directors has appointed David Chaika, Masco’s Vice President, Treasurer and Investor Relations, to serve as interim Chief Financial Officer, effective June 1, 2023, upon the retirement of John G. Sznewajs. Mr. Chaika will serve in this capacity while the Company conducts an internal and external search for a permanent Chief Financial Officer.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.
The 2023 first quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

About David Chaika

David Chaika was appointed Vice President, Treasurer and Investor Relations in May 2016. In this role, he is responsible for Masco’s Treasury, Risk Management, Financial Planning & Analysis and Investor Relations functions. Mr. Chaika will continue to serve in this capacity while serving as interim Chief Financial Officer. Prior to 2016, he held roles in the Treasury and Corporate Development groups. Prior to joining Masco, Mr. Chaika was a Vice President in the commercial banking industry and an officer in the U.S. Navy. Mr. Chaika earned his MBA from the University of Chicago and a Bachelor of Business degree from the University of Michigan.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Wednesday April 26, 2023 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 888-259-6580 and from outside the U.S. at 416-764-8624. Please use the conference identification number 84009924.
The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.
A replay of the call will be available on Masco’s website or by phone by dialing 877-674-7070 and from outside the U.S. at 416-764-8692. Please use the playback passcode 009924#. The telephone replay will be available approximately two hours after the end of the call and continue through May 26, 2023.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and to develop innovative products, our ability to maintain our public reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented and diverse workforce, risks associated with cybersecurity vulnerabilities, threats and attacks, risks associated with our reliance on information systems and technology and the impact of the ongoing COVID-19 pandemic on our business and operations. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months Ended March 31, 2023 and 2022
(in millions, except per common share data)

	Three Months Ended March 31,
	2023	2022
Net sales	$1,979	$2,201
Cost of sales	1,310	1,497
Gross profit	669	704

Selling, general and administrative expenses	354	351
Operating profit	315	353

Other income (expense), net:
Interest expense	(28)	(25)
Other, net	(2)	(1)
	(30)	(26)
Income before income taxes	285	327

Income tax expense	64	75
Net income	221	252

Less: Net income attributable to noncontrolling interest	16	19
Net income attributable to Masco Corporation	$205	$233

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.90	$0.97

Average diluted common shares outstanding	227	241

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months Ended March 31, 2023 and 2022
(dollars in millions)

	Three Months Ended March 31,
	2023	2022
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,979	$2,201

Gross profit, as reported	$669	$704
Rationalization (income) charges (1)	(4)	3
Gross profit, as adjusted	$665	$707

Gross margin, as reported	33.8%	32.0%
Gross margin, as adjusted	33.6%	32.1%

Selling, general and administrative expenses, as reported	$354	$351
Rationalization charges	1	—
Selling, general and administrative expenses, as adjusted	$353	$351

Selling, general and administrative expenses as percent of net sales, as reported	17.9%	15.9%
Selling, general and administrative expenses as percent of net sales, as adjusted	17.8%	15.9%

Operating profit, as reported	$315	$353
Rationalization (income) charges (1)	(3)	3
Operating profit, as adjusted	$312	$356

Operating margin, as reported	15.9%	16.0%
Operating margin, as adjusted	15.8%	16.2%

(1) Represents income for the three months ended March 31, 2023 due to the sale of excess and obsolete inventory that was related to a rationalization activity, partially offset by rationalization charges.

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months Ended March 31, 2023 and 2022
(in millions, except per common share data)

	Three Months Ended March 31,
	2023	2022
Income Per Common Share Reconciliations

Income before income taxes, as reported	$285	$327
Rationalization (income) charges (1)	(3)	3
Fair value adjustment to contingent earnout obligation (2)	—	4
(Gain) on sale of business (3)	—	(2)
Realized (gains) from private equity funds	(1)	—
Income before income taxes, as adjusted	281	332
Tax at 24% rate	(67)	(80)
Less: Net income attributable to noncontrolling interest	16	19
Net income, as adjusted	$198	$233

Net income per common share, as adjusted	$0.87	$0.97

Average diluted common shares outstanding	227	241
(1) Represents income for the three months ended March 31, 2023 due to the sale of excess and obsolete inventory that was related to a rationalization activity, partially offset by rationalization charges.
(2) Represents expense for the three months ended March 31, 2022 from the revaluation of contingent consideration related to a prior acquisition.
(3) Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe GmbH for the three months ended March 31, 2022.

Outlook for the Year Ended December 31, 2023

	Year Ended December 31, 2023
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$3.06	$3.36
Rationalization charges	0.04	0.04
Net income per common share, as adjusted	$3.10	$3.40

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
March 31, 2023 and December 31, 2022
(dollars in millions)

	March 31, 2023	December 31, 2022
Balance Sheet
Assets
Current assets:
Cash and cash investments	$510	$452
Receivables	1,329	1,149
Inventories	1,196	1,236
Prepaid expenses and other	113	109
Total current assets	3,148	2,946

Property and equipment, net	1,019	975
Goodwill	540	537
Other intangible assets, net	344	350
Operating lease right-of-use assets	266	266
Other assets	113	113
Total assets	$5,430	$5,187

Liabilities
Current liabilities:
Accounts payable	$913	$877
Notes payable	413	205
Accrued liabilities	692	807
Total current liabilities	2,018	1,889

Long-term debt	2,946	2,946
Noncurrent operating lease liabilities	254	255
Other liabilities	332	339
Total liabilities	5,550	5,429

Redeemable noncontrolling interest	20	20

Equity	(140)	(262)
Total liabilities and equity	$5,430	$5,187

	As of March 31,
	2023	2022
Other Financial Data
Working capital days
Receivable days	54	54
Inventory days	80	90
Payable days	70	67
Working capital	$1,612	$1,728
Working capital as a % of sales (LTM)	19.1%	20.1%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Three Months Ended March 31, 2023 and 2022

(dollars in millions)

	Three Months Ended March 31,
	2023	2022
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$286	$334
Working capital changes	(253)	(561)
Net cash from (for) operating activities	33	(227)

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(53)	(364)
Proceeds from revolving credit borrowings, net	210	263
Cash dividends paid	(65)	(67)
Proceeds from the exercise of stock options	9	1
Employee withholding taxes paid on stock-based compensation	(20)	(17)
Decrease in debt, net	(3)	(3)
Net cash from (for) financing activities	78	(187)

Cash Flows From (For) Investing Activities:
Capital expenditures	(61)	(27)
Other, net	2	1
Net cash for investing activities	(59)	(26)

Effect of exchange rate changes on cash and cash investments	6	(7)

Cash and Cash Investments:
Increase (decrease) for the period	58	(447)
At January 1	452	926
At March 31	$510	$479

	As of March 31,
	2023	2022
Liquidity
Cash and cash investments	$510	$479
Revolver availability	790	737
Total Liquidity	$1,300	$1,216

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months Ended March 31, 2023 and 2022
(dollars in millions)

	Three Months Ended March 31,
	2023	2022	Change
Plumbing Products
Net sales	$1,222	$1,359	(10)%

Operating profit, as reported	$206	$228
Operating margin, as reported	16.9%	16.8%

Rationalization income	(4)	—
Operating profit, as adjusted	202	228
Operating margin, as adjusted	16.5%	16.8%

Depreciation and amortization	25	24
EBITDA, as adjusted	$227	$252

Decorative Architectural Products
Net sales	$757	$842	(10)%

Operating profit, as reported	$132	$155
Operating margin, as reported	17.4%	18.4%

Rationalization charges	1	2
Accelerated depreciation related to rationalization activity	—	1
Operating profit, as adjusted	133	158
Operating margin, as adjusted	17.6%	18.8%

Depreciation and amortization	8	8
EBITDA, as adjusted	$141	$166

Total
Net sales	$1,979	$2,201	(10)%

Operating profit, as reported - segment	$338	$383
General corporate expense, net	(23)	(30)
Operating profit, as reported	315	353
Operating margin, as reported	15.9%	16.0%

Rationalization (income) charges - segment	(3)	2
Accelerated depreciation related to rationalization activity - segment	—	1
Operating profit, as adjusted	312	356
Operating margin, as adjusted	15.8%	16.2%

Depreciation and amortization - segment	33	32
Depreciation and amortization - other	2	2

EBITDA, as adjusted	$347	$390
Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months Ended March 31, 2023 and 2022
(dollars in millions)

	Three Months Ended March 31,
	2023	2022	Change
North American
Net sales	$1,555	$1,734	(10)%

Operating profit, as reported	$266	$300
Operating margin, as reported	17.1%	17.3%

Rationalization (income) charges	(3)	2
Accelerated depreciation related to rationalization activity	—	1
Operating profit, as adjusted	263	303
Operating margin, as adjusted	16.9%	17.5%

Depreciation and amortization	21	20
EBITDA, as adjusted	$284	$323

International
Net sales	$424	$467	(9)%

Operating profit, as reported	$72	$83
Operating margin, as reported	17.0%	17.8%

Depreciation and amortization	12	12
EBITDA	$84	$95

Total
Net sales	$1,979	$2,201	(10)%

Operating profit, as reported - segment	$338	$383
General corporate expense, net	(23)	(30)
Operating profit, as reported	315	353
Operating margin, as reported	15.9%	16.0%

Rationalization (income) charges - segment	(3)	2
Accelerated depreciation related to rationalization activity - segment	—	1
Operating profit, as adjusted	312	356
Operating margin, as adjusted	15.8%	16.2%

Depreciation and amortization - segment	33	32
Depreciation and amortization - other	2	2
EBITDA, as adjusted	$347	$390
Historical information is available on our website.